Exhibit 31.3

RULE 13a-14(a)/15d-14(a)
CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, R. Stan Puckett, Chairman of the Board and Chief Executive Officer of the Company, certify that:

1)	I have reviewed this Amendment No. 1 to quarterly report on Form 10-Q of Greene County Bancshares, Inc.; and

2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 1, 2005	/s/ R. Stan Puckett
R. Stan Puckett
Chairman of the Board and Chief Executive Officer